UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2018

CHROMADEX CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	001-37752	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10005 Muirlands Boulevard, Suite G, Irvine, California, 92618
(Address of principal executive offices, including zip code)

(949) 419-0288
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Amendment to 2017 Equity Incentive Plan

On January 21, 2018, the Board of Directors (the “Board”) of ChromaDex Corporation (the “Company”) unanimously approved an amendment to the Company’s 2017 Equity Incentive Plan (the “2017 EIP”) to, among other things, reserve an additional 500,000 shares of the Company’s common stock to be used exclusively for grants of awards to individuals who were not previously employees or non-employee directors of the Company (or following a bona fide period of non-employment with the Company), as an inducement material to the individual’s entry into employment with the Company within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules (“Rule 5635(c)(4)”). The 2017 EIP was amended by the Board without stockholder approval pursuant to Rule 5635(c)(4).

A complete copy of the 2017 EIP, as amended, is filed herewith as Exhibit 99.1. The above summary of the amendment to the 2017 EIP does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Stock Option Grants

On January 21, 2018, the Board approved the grant of stock options to certain of the Company’s executive officers. The following table sets forth the number of shares underlying the stock option grants to such executive officers:

Name	Title	Stock Options
Frank Jaksch	Chief Executive Officer	50,000
Robert Fried	President, Chief Operating Officer and Chief Strategy Officer	300,000
Troy Rhonemus	Senior Vice President and Chief Medical Officer	120,000

The stock options described above were granted under the 2017 EIP and have a per share exercise price equal to $5.85, the closing price of the Company’s common stock as reported on The NASDAQ Capital Market on January 19, 2018.

The options for Mr. Jaksch and Mr. Rhonemus are subject to a four-year vesting schedule, with 25% vesting one year after the vesting commencement date and the balance vesting monthly over the remaining 36 months, subject to the respective optionholder’s continuous service. 83,333 shares subject to the option for Mr. Fried were vested on the date of grant, and the remaining shares subject to the option for Mr. Fried will vest monthly over the next 26 months, subject to Mr. Fried’s continuous service.

The option for Mr. Jaksch provides for full vesting acceleration of all of the shares subject to the option if Mr. Jaksch resigns for good reason or is terminated without cause, subject to Mr. Jaksch entering into a separation, waiver and release agreement. The option for Mr. Fried provides for full vesting acceleration of all of the shares subject to the option upon (a) a change in control of the Company, (b) Mr. Fried’s death, (c) Mr. Fried’s disability, (d) termination by the Company of Mr. Fried’s employment without cause or (e) Mr. Fried’s resignation for good reason, subject in each case to Mr. Fried’s continuous service through such event. The option for Mr. Rhonemus provides for full vesting acceleration of all of the shares subject to the option if (i) a change in control of the Company occurs and (ii) within one month prior to the date of such change in control or up to 12 months after the date of such change in control Mr. Rhonemus’ employment relationship is terminated by the Company other than for cause.

Item 9.01.
Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit No.	Description

99.1	ChromaDex Corporation 2017 Equity Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHROMADEX CORPORATION

Dated: January 23, 2018

	By:	/s/ Frank L. Jaksch, Jr.
Name: Frank L. Jaksch, Jr.
Chief Executive Officer